MINERAL PROPERTY EXPLORATION AGREEMENT

THIS MINERAL PROPERTY EXPLORATION AGREEMENT

made the 8th day of January, 2004.

BETWEEN:

Jody Dahrouge,

of 11 Country Lane, Stony Plain, Alberta, T6E 1X7;

(hereinafter called the “Grantor")

OF THE FIRST PART

- and -

Strathmore MInerals Corp.,

of 810 - 1708 Dolphin Ave., Kelowna, British Columbia, V1Y 9S4

(hereinafter called the “Grantee")

OF THE SECOND PART

- and -

Dahrouge Geological Consulting Ltd.,

of Suite 18, 10509 – 81 Avenue, Edmonton, Alberta, T6E 1X7;

(hereinafter called the "Operator"),

OF THE THIRD PART

WHEREAS the Grantor has applied for and registered various Metallic and Industrial Minerals Permits in the Province of Alberta and specifically the following:

Metallic and Industrial Minerals Permits 9302040121 through 9302040143

(Term Commencement Date: April 29, 2002);

Metallic and Industrial Minerals Permit 9302060003

(Term Commencement Date: June 4, 2002); and

Metallic and Industrial Minerals Permits 9302060006 through 9302060009

(Term Commencement Date: June 20, 2002).

(Hereinafter collectively referred to as the “Athabasca Property”)

And WHEREAS Jody Dahrouge is the registered owner of the Athabasca Property and holds the Metallic and Industrial Minerals Permits;

And WHEREAS the Grantors has agreed to transfer ownership of the Athabasca Property to the Grantee, and the Grantee has agreed to acquire, explore and develop the Athabasca Property, in accordance with the terms and conditions hereinafter set forth.

1.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the Grantor does hereby grant, transfer, release and assign unto the Grantee and its heirs, successors and assigns, all estate, right, title, interest, claim and demand whatsoever both at law and in equity or otherwise howsoever and whether in possession or expectancy of him, the Grantor of, in, to or out of the Athabasca Property hereinbefore described to have and to hold the aforesaid interest of the Grantor in and to the Athabasca Property, to the use of the said Grantee, his heirs and assigns forever, subject nevertheless to reservations, limitations, provisos and conditions expressed in the original grant thereof from the Crown, and subject to the terms of this Agreement.

2.

THE GRANTEE COVENANTS AND AGREES TO AND SHALL indemnify and save harmless the Grantor from any and all claims, losses, damages or costs, including legal costs as between a solicitor and his own client, for which the Grantor may suffer or be liable for in connection with or arising out of the fact of the Grantor ownership of the beneficial interest in the Athabasca Property hereby transferred and assigned.

3.

GRANTOR SHALL indemnify and save harmless the Grantee from any and all claims, losses, damages or costs, including legal costs as between a solicitor and his own client, for which the Grantee may suffer or be liable for arising out of or in connection with work conducted on the Athabasca Property prior to the date of this Agreement.

4.

THE GRANTEE COVENANTS AND AGREES TO AND SHALL acquire, explore and develop the Athabasca Property subject to the following terms and conditions:

(a)

The Grantee shall Pay to the Grantor, $7,500 on or before January 8, 2004;

(b)

The Grantee shall, subject to the approval of the TSX Venture Exchange, issue to the Grantor 200,000 common shares of the Grantee as follows:

(i)

50,000 shares upon signing;

(ii)

50,000 shares on or before June 8, 2004;

(iii)

50,000 shares on or before January 8, 2005; and

(iv)

50,000 shares on or before June 8, 2005.

(c)

The Grantor shall retain a 4 per cent GORR (Gross Over Riding Royalty) on all diamond production from the Athabasca Property;

(d)

The Grantor represents and warrants that is the sole and exclusive registered and beneficial owner of the mineral claims comprising the Property and has the right to enter into this Agreement to sell and assign an undivided 100% interest in the Property absolutely in accordance with the terms of this Agreement;

(e)

The Grantor represents and warrants that the mineral claims comprising the Athabasca Property are in good standing and are free and clear of any liens, charges or encumbrances of any nature or kind whatsoever and the Grantor has not done anything whereby the mineral claims comprising the property may be in any way encumbered;

(f)

Mr. Bill Kizan of Edmonton, Alberta shall retain a 0.75 per cent NSR on all mineral production within Tp.108, R.1 and 2W4;

(g)

The Grantee, for the first five years that it owns the Athabasca Property, shall retain Dahrouge Geological Consulting Ltd. and its heirs, successors and assigns, as the Operator with respect to all exploration and development of the Athabasca Property, subject to the following:

(i)

all projects, budgets and programs undertaken by the Operator must meet with the ongoing approval of the Grantee;

(ii)

all fees charged by the Operator will be at competitive market fees for similar services;

(iii)

the Operator agrees to maintain records of the exploration and development of the Athabasca Property and provide such periodic reports, maps, sample results and other technical data as the Grantee may require;

(iv)

any exploration and development of the Athabasca Property by parties other than the Operator require written permission from the Operator;

(v)

any exploration and development of the Athabasca Property by parties other than the Operator are subject to a 10 per cent “Surcharge” payable to the operator within 30 days from the end of the calendar month in which the exploration and development occurred. The Surcharge is equivalent to 10 per cent of the said gross exploration and development expenditure of the Athabasca Property;

(vi)

at the request of the Operator, and within 30 days of such a request, the Grantee shall provide the Operator with copies of all information derived from the exploration and development of the Athabasca Property.

(vii)

the Grantee shall indemnify and save the Operator harmless in respect of any and all costs, claims, liabilities and expenses arising out of the exploration and development of the Athabasca Property;

(viii)

the Operator shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations

(h)

The Grantee shall at all times provide the Operator and its heirs, successors and assigns, access to the Athabasca Property.

5.

Grantee may, upon written notice to Grantor at any time prior to exercising the Option, terminate this Agreement and thereupon, Grantee shall have no further obligations, financial or otherwise.

6.

Upon execution of this Agreement, the Grantee shall be entitled to record this Agreement against title to the Athabasca Property and upon the Grantee acquiring the Athabasca Property pursuant to paragraph 4(b) the Grantor shall deliver to the Company duly executed Transfers for the transfer to the Athabasca Company of the interest in and to the Property.

7.

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

8.

This Agreement is governed by the laws of the Province of Alberta and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Alberta and proceedings taken in respect of this Agreement shall be taken in these courts and in no other.

9.

Each of the parties shall, at the request of another party and at the expense of that party, execute and deliver any other documents and do all acts and things as the requesting party may reasonably require to carry out the true intent and meaning of this Agreement.

10.

This Agreement constitutes the entire agreement between parties with respect to the subject matter hereof and supercedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter hereof. There are between the parties no representations, inducements, promises, understandings, conditions or warranties, express, implied or statutory, other than as expressly set forth in this Agreement.

11.

No term or provision of this Agreement may be amended except by an instrument in writing signed by all of the parties.

12.

Failure by any party to insist in any one or more instances upon the strict performance of any one of the provisions of this Agreement shall not be construed as a waiver or relinquishment of the entitlement to future performance of that or any other provision of this Agreement. No waiver by any party of any performance of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

13.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement and the prohibition or unenforceability of any provision in any jurisdiction shall not invalidate or render unenforceable the provision in any other jurisdiction.

14.

This Agreement shall enure to the benefit of and be binding upon the parties, their heirs, administrators, executors and successors.

15.

Nothing in this Agreement or in the relationship of the parties shall be construed as in any sense creating a partnership between the parties or as subjecting any party to any of the creditors of any other party.

16.

Any notice to be given under this Agreement shall be given in writing and shall be given by person delivery, registered mail, ordinary mail, or telefax addressed to the recipient as follows:

to the Grantee:

c/o

Strathmore MInerals Corp.

810 - 1708 Dolphin Ave.,

Kelowna, British Columbia, V1Y 9S4

to the Grantor:

c/o

Jody Dahrouge

11 Country Lane,

Stony Plain, Alberta, T6E 1X7

to the Operator:

c/o

Dahrouge Geological Consulting Ltd.

Suite 18, 10509 – 81 Avenue

Edmonton, Alberta, T6E 1X7

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Strathmore MInerals Corp. Per:

Witness

Authorized Signatory Jody Dahrouge

Witness